EXHIBIT 99.1

Netsol Technologies Reports Fiscal 2014 Third Quarter Results

– Qualified Bid and Proposal Pipeline Continues to Build; Hires More than 50 Software Engineers During the Third Quarter –

– Company Generates More than $15 Million in Cash from Operations for First Nine Months –

– Completes Sale of Vroozi Division –

– Conference Call Scheduled Today at 5 p.m. ET (2 p.m. PT) –

CALABASAS, Calif., May 13, 2014 (GLOBE NEWSWIRE) -- NetSol Technologies, Inc. (Nasdaq:NTWK), a worldwide provider of global IT and enterprise application solutions, today reported financial results for its fiscal 2014 third quarter ended March 31, 2014.

Fiscal 2014 Third Quarter Financial Results

The following comparison refers to results for the fiscal 2014 third quarter versus the fiscal 2013 third quarter.

Total net revenues were $9.4 million, compared with $12.6 million last fiscal year, reflecting, as expected, lower license sales during the transition to NetSol's next-generation financing and leasing solution, NFS Ascent™.

  License revenue was $2.1 million, versus $4.8 million in the same period last year;
  Maintenance revenue increased to $2.6 million from $2.5 million last year; and,
  Service revenue was $4.7 million, versus $5.3 million in the same period last year.

"During the quarter, we made progress with the rollout of our next-generation finance and leasing solution, NFS Ascent, while continuing to invest in our infrastructure to build an engine of growth," said Najeeb Ghauri, CEO. "The investment in personnel to support our pipeline and cater to each client's unique needs, wherever they do business, is an absolute necessity to support the long term growth of the company. The visibility we have into our pipeline in the U.S., Europe, and Asia, and with what we believe to be a superior financing and leasing platform, gives us the confidence to make this strategic investment to strongly position us for the future."

Total operating expenses amounted to $5.1 million, versus $3.8 million last year. The increase relates to higher selling and marketing, and increased general and administrative costs to support the launch of NFS Ascent.

Operating loss for the third quarter was $2.7 million, compared with operating income of $3.1 million last year.

Net loss was $1.3 million, equal to $0.14 per share, compared with net income of $1.6 million, or $0.19 per diluted share.

During the quarter ended March 31, 2014, the company completed the sale of Vroozi, Inc. for $2.7 million, recognizing a $1.9 million gain on sale in the quarter. This gain is recorded in the net income (loss) from discontinued operations in the condensed consolidated statements of operations.

"We sold Vroozi to remain focused on our core business, which we believe represents the future of our company. Even without this asset sale, we remain well capitalized to execute our growth strategy," added Ghauri.

Fiscal 2014 First Nine Months Financial Results

For the first nine months of fiscal 2014, total net revenues were $26.8 million, versus $34.9 million for the first nine months of fiscal 2013. Net loss for the fiscal 2014 year-to-date period was $4.0 million, or $0.45 per share, compared with net income of $4.7 million, or $0.59 per diluted share, last year. Net income (loss) includes the sale of Vroozi.

At March 31, 2014, cash and cash equivalents increased to $12.4 million from $7.9 million at June 30, 2013, reflecting improved collections in the nine months. Cash provided by operations for the first nine months of fiscal 2014 was $15.3 million, compared with $9.7 million for the first nine months of fiscal 2013.

Recent Highlights

  Signed two new contracts for NFS in the Asia Pacific Region;
  In Europe, went live with one new Leasesoft customer and signed a new Leasesoft contract which is expected to go live in May 2014;
  In North America, went live with one new LeasePak SaaS customer and added 30 additional LeasePak user licenses for another customer; and,
  Expanded operations in the Asia Pacific region, increasing delivery and support capability hiring 52 new technical employees during the quarter.

"We are gearing up to service complex, multi-country implementations, with our near term results showing the effect of higher expenses during a time of transition," concluded Ghauri. "While complex implementations take time to plan and negotiate, we are confident in our team and the strength of our solutions to deliver increasing value for the long term."

Fiscal 2014 Third Quarter Conference Call

When:                    Tuesday, May 13
Time:                     5:00 p.m. Eastern
Phone:                   1-800-762-8779 (domestic)
                              1-480-629-9645 (international)
Conference ID:      4683097

A live Webcast will be available online on NetSol's website at http://www.netsoltech.com/us/investors/event-presentation, where it will be archived for 90 days.

About NetSol Technologies

NetSol Technologies, Inc. (www.netsoltech.com) is a worldwide provider of global IT and enterprise application solutions that include credit and finance portfolio management systems, SAP consulting and services, custom development, systems integration and technical services for asset finance and leasing in the automotive, insurance, energy and technology markets. Headquartered in Calabasas, Calif., NetSol's product and services offerings have achieved ISO 9001, ISO 20000, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by only 178 companies worldwide. The company's clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers and government agencies. NetSol has delivery and support locations in San Francisco, London, Beijing, Bangkok, Lahore, Sydney and Riyadh.

Follow NetSol Technologies on Twitter at https://twitter.com/NetSolTech

NetSol Technologies Google+ page at https://plus.google.com/+netsoltechnologies

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "expects," "anticipates," variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

NetSol Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets

ASSETS	As of March 31, 2014	As of June 30, 2013
Current assets:
Cash and cash equivalents	$ 12,383,695	$ 7,874,318
Restricted cash	2,495,354	1,875,237
Accounts receivable, net	12,967,350	14,684,212
Revenues in excess of billings	4,519,754	15,367,198
Other current assets	3,017,570	2,273,314
Total current assets	35,383,723	42,074,279
Investment under equity method	175,151	545,483
Property and equipment, net	27,625,986	20,978,369
Intangible assets, net	30,850,059	29,452,654
Goodwill	9,653,330	9,653,330
Total assets	$ 103,688,249	$ 102,704,115

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 5,250,138	$ 4,027,147
Current portion of loans and obligations under capitalized leases	5,855,371	5,308,626
Unearned revenues	3,607,582	2,446,018
Common stock to be issued	342,898	88,325
Total current liabilities	15,055,989	11,870,116
Long term loans and obligations under capitalized leases; less current maturities	1,837,583	1,412,212
Total liabilities	16,893,572	13,282,328
Commitments and contingencies
Stockholders' equity:
Common stock, $.01 par value; 15,000,000 shares authorized; 9,124,164 and 8,929,523 issued and outstanding as of March 31, 2014 and June 30, 2013	91,242	89,295
Additional paid-in-capital	115,786,958	114,292,510
Treasury stock	(415,425)	(415,425)
Accumulated deficit	(27,845,083)	(23,821,256)
Stock subscription receivable	(2,280,488)	(2,280,488)
Other comprehensive loss	(14,915,572)	(15,714,112)
Total NetSol stockholders' equity	70,421,632	72,150,524
Non-controlling interest	16,373,045	17,271,263
Total stockholders' equity	86,794,677	89,421,787
Total liabilities and stockholders' equity	$ 103,688,249	$ 102,704,115

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Operations

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2014	2013	2014	2013
Net Revenues:
License fees	$ 2,118,015	$ 4,790,015	$ 4,826,198	$ 11,537,363
Maintenance fees	2,556,017	2,488,774	7,803,621	7,199,293
Services	4,689,019	5,327,826	14,208,275	16,140,819
Total net revenues	9,363,051	12,606,615	26,838,094	34,877,475

Cost of revenues:
Salaries and consultants	4,106,150	2,954,192	10,526,701	8,156,677
Travel	354,554	487,870	1,090,809	1,191,174
Repairs and maintenance	256,629	88,264	570,712	330,998
Depreciation and amortization	1,471,126	912,669	3,517,804	2,654,289
Other	728,446	1,220,075	2,109,372	2,618,996
Research and development cost	65,060	45,770	178,862	105,692
Total cost of revenues	6,981,965	5,708,840	17,994,260	15,057,826

Gross profit	2,381,086	6,897,775	8,843,834	19,819,649

Operating expenses:
Selling and marketing	1,083,753	728,873	3,032,675	2,350,275
Depreciation and amortization	493,814	437,700	1,351,378	1,113,136
Salaries and wages	1,414,356	1,375,930	4,313,831	3,722,590
General and administrative	2,070,542	1,213,232	5,575,498	4,069,396
Total operating expenses	5,062,465	3,755,735	14,273,382	11,255,397

Income (loss) from operations	(2,681,379)	3,142,040	(5,429,548)	8,564,252

Other income and (expenses)
Gain (loss) on sale of assets	(995)	15,097	(190,027)	29,118
Interest expense	(8,275)	(115,556)	(170,230)	(587,877)
Interest income	114,141	86,018	186,926	141,802
Gain (loss) on foreign currency exchange transactions	(908,192)	97,831	299,270	997,725
Share of net income (loss) from equity investment	(203,684)	(16,392)	(370,332)	468,095
Amortization of financing costs	--	(173,266)	--	(615,394)
Other income (expense)	(5,006)	20	(4,341)	52
Total other income (expenses)	(1,012,011)	(106,248)	(248,734)	433,521

Net income (loss) before income taxes	(3,693,390)	3,035,792	(5,678,282)	8,997,773
Income tax benefit (provision)	(98,920)	(10,579)	(139,321)	(22,027)
Net income (loss) from continuing operations	(3,792,310)	3,025,213	(5,817,603)	8,975,746
Income (loss) from discontinued operations net of gain on disposal	1,480,786	(493,994)	1,158,752	(1,494,640)
Net income (loss)	(2,311,524)	2,531,219	(4,658,851)	7,481,106
Non-controlling interest	1,011,720	(968,384)	635,024	(2,766,163)
Net income (loss) attributable to NetSol	$ (1,299,804)	$ 1,562,835	$ (4,023,827)	$ 4,714,943

Amount attributable to NetSol common shareholders:
Income (loss) from continuing operations	$ (2,780,590)	$ 2,056,829	$ (5,182,579)	$ 6,209,583
Income (loss) from discontinued operations	1,480,786	(493,994)	1,158,752	(1,494,640)
Net income (loss)	$ (1,299,804)	$ 1,562,835	$ (4,023,827)	$ 4,714,943

Net income (loss) per share:
Net income (loss) per share from continuing operations:
Basic	$ (0.31)	$ 0.25	$ (0.57)	$ 0.78
Diluted	$ (0.31)	$ 0.24	$ (0.57)	$ 0.77

Net income (loss) per share from discontinued operations:
Basic	$ 0.16	$ (0.06)	$ 0.13	$ (0.19)
Diluted	$ 0.16	$ (0.06)	$ 0.13	$ (0.19)

Net income (loss) per common share
Basic	$ (0.14)	$ 0.19	$ (0.45)	$ 0.59
Diluted	$ (0.14)	$ 0.19	$ (0.45)	$ 0.59

Weighted average number of shares outstanding
Basic	9,092,834	8,344,408	9,034,532	7,961,843
Diluted	9,092,834	8,408,426	9,034,532	8,025,861

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

	For the Nine Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$ (4,658,851)	$ 7,481,106
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,869,182	4,128,317
Provision for bad debts	247,530	54,444
Share of net loss (income) from investment under equity method	370,332	(468,095)
(Gain) loss on sale of assets	190,027	(29,118)
(Gain) loss on sale of subsidiary	(1,870,871)	--
Stock issued for interest on notes payable	--	211,111
Stock issued for services	817,417	38,790
Fair market value of warrants and stock options granted	189,937	455,926
Amortization of financing costs	--	615,394
Changes in operating assets and liabilities:
Accounts receivable	2,393,876	(4,649,531)
Revenue in excess of billing	10,568,918	98,323
Other current assets	144,372	(228,434)
Accounts payable and accrued expenses	2,064,982	2,032,318
Net cash provided by operating activities	15,326,851	9,740,551

Cash flows from investing activities:
Purchases of property and equipment	(9,583,663)	(6,751,002)
Sales of property and equipment	61,080	138,385
Sale of subsidiary	1,810,700	--
Purchase of non-controlling interest in subsidiaries	(17,852)	(799,349)
Increase in intangible assets	(3,158,083)	(3,495,938)
Net cash used in investing activities	(10,887,818)	(10,907,904)

Cash flows from financing activities:
Proceeds from the exercise of stock options and warrants	709,436	2,212,712
Payment to common shareholders for fractional shares	--	(194)
Proceeds from exercise of subsidiary options	376,811	90,589
Restricted cash	(620,117)	(1,925,344)
Dividend paid by subsidiary to Non controlling interest	(1,008,543)	--
Proceeds from bank loans	1,366,226	1,874,079
Payments on capital lease obligations and loans - net	(610,822)	(687,125)
Net cash provided by financing activities	212,991	1,564,717
Effect of exchange rate changes	(142,647)	(290,813)
Net increase in cash and cash equivalents	4,509,377	106,551
Cash and cash equivalents, beginning of the period	7,874,318	7,599,607
Cash and cash equivalents, end of period	$ 12,383,695	$ 7,706,158

NetSol Technologies, Inc. and Subsidiaries
Reconciliation to GAAP

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013	Nine Months Ended March 31, 2014	Nine Months Ended March 31, 2013

Net Income (loss) before preferred dividend, per GAAP	$ (1,299,804)	$ 1,562,835	$ (4,023,827)	$ 4,714,943
Income Taxes	98,920	10,579	139,321	22,027
Depreciation and amortization	1,964,940	1,350,369	4,869,182	3,767,425
Interest expense	8,275	115,556	170,230	587,877
Interest (income)	(114,141)	(86,018)	(186,926)	(141,802)
EBITDA	$ 658,190	$ 2,953,321	$ 967,980	$ 8,950,470

Weighted Average number of shares outstanding
Basic	9,092,834	8,344,408	9,034,532	7,961,843
Diluted	9,102,777	8,408,426	9,044,476	8,025,861

Basic EBITDA	$ 0.07	$ 0.35	$ 0.11	$ 1.12
Diluted EBITDA	$ 0.07	$ 0.35	$ 0.11	$ 1.12

Although the net EBITDA income is a non-GAAP measure of performance, we are providing it because we believe it to be an important supplemental measure of our performance that is commonly used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. It should not be considered as an alternative to net income, operating income or any other financial measures calculated and presented, nor as an alternative to cash flow from operating activities as a measure of our liquidity. It may not be indicative of the Company's historical operating results nor is it intended to be predictive of potential future results.

Investor Contacts:

PondelWilkinson
Roger Pondel | Matt Sheldon
investors@netsoltech.com
(310) 279-5980

Media Contacts:

PondelWilkinson
George Medici | gmedici@pondel.com
(310) 279-5968